EXHIBIT 5.1


                    [LETTERHEAD OF THACHER PROFFITT & WOOD]





                                                 December 6, 2002


Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042

                     Re: Registration Statement On Form S-4
                         ----------------------------------

Ladies and Gentlemen:


         We have acted as special counsel to Astoria Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "SEC") of an exchange offer registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to $250,000,000 aggregate principal amount of 5.75% Senior Notes due 2012, Series B (the "Exchange Notes"), by the Company pursuant to the Indenture, dated as of October 16, 2002 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee, in exchange for the Company's previously issued 5.75% Senior Notes due 2012 (the "Original Notes").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

         (i) Copy of the Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

         (ii) Copy of the Bylaws of the Company, certified by the Secretary of the Company to be a true, correct and complete copy;

         (iii) Certificate as of a recent date of the Secretary of State of the State of Delaware certifying as to the good standing of the Company under the laws of the State of Delaware;

         (iv) Copies, certified by the Secretary of the Company to be true, correct and complete copies, of the resolutions adopted by the Board of Directors of the Company on September 18, 2002 and


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Astoria Financial Corporation
December 6, 2002                                                         Page 2.


the resolutions adopted on October 8, 2002 and November 18, 2002 by the Pricing Committee established by the Board of Directors on September 18, 2002;

         (v) Copy of the Registration Statement on Form S-4 filed by the Company with the SEC on December 6, 2002 under the Securities Act;

         (vi) Form of certificate evidencing the Exchange Notes;

         (vii) Executed copy of the Indenture;

         (viii) Executed copy of the Registration Rights Agreement, dated as of October 16, 2002, by and among the Company and the initial purchasers named therein; and

         (ix) Executed copy of the Registration Rights Agreement, dated as of November 25, 2002, by and between the Company and the initial purchaser named therein.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records, and we have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents listed above. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents listed above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company or any property thereof may be subject or bound.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Exchange Notes have been duly authorized for issuance by the Company pursuant to the Indenture and, when the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Notes are executed, authenticated and delivered in the manner provided for in the Indenture and as contemplated in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company and will entitle the holders thereof to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that
(i) enforcement thereof may be limited by


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Astoria Financial Corporation
December 6, 2002                                                         Page 3.


bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors' rights generally or the reorganization of financial institutions and
(ii) the enforceability of the Company's obligations thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

         We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the law of the State of New York, the corporate law of the State of Delaware and the federal law of the United States of America, and we do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States of America. We do not express any opinion on any issue not expressly addressed above.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion letter is rendered for the benefit of the Company and the holders of the Exchange Notes. Copies of this opinion letter may not be furnished to any other person, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Thacher Proffitt & Wood

                                                   THACHER PROFFITT & WOOD